SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, Texas 77077-2099

(Address of principal executive offices, including zip code)

(281) 584-1390

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 6, 2012, Sysco Corporation (“Sysco”) held its second quarter fiscal 2012 earnings conference call and posted slides on its website at www.sysco.com under Investor Relations in conjunction with the call. Sysco hereby incorporates by reference herein the information set forth in the slides (the “Slides”), a copy of which is attached hereto as Exhibit 99.1.

Except for the historical information contained in the Slides, the statements made by Sysco are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Sysco’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the Slides. Forward-looking statements in the Slides are subject to certain risks and uncertainties described in the Slides. For further information on other risk factors, please refer to “Risk Factors” contained in Sysco’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011 as filed with the Securities and Exchange Commission.

The information in this Item 7.01 is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this report, including the Slides attached hereto as Exhibit 99.1, will not be incorporated by reference into any registration statement filed by Sysco under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

99.1	Slides Posted at www.sysco.com on February 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: February 6, 2012	By:	/s/ Russell T. Libby
Name: Russell T. Libby
Title: Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Slides posted at www.sysco.com on February 6, 2012

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